                                                        REGISTRATION NO.

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              -------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              -------------------------
                                      AAR CORP.
                (Exact name of registrant as specified in its charter)


         DELAWARE                                               36-2334820
     (State or other                                         (I.R.S. Employer
     jurisdiction of                                        Identification No.)
     incorporation or
      organization)

      ONE AAR PLACE                                                60191
  1100 N. WOOD DALE ROAD                                        (Zip code)
   WOOD DALE, ILLINOIS
  (Address of principal
    executive offices)


                            AAR CORP. STOCK BENEFIT PLAN
                            (FORMERLY KNOWN AS AAR CORP.
                              AMENDED STOCK OPTION AND
                                  INCENTIVE PLAN)
                              (Full title of the plan)


                                 HOWARD A. PULSIFER
                    VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                   ONE AAR PLACE
                               1100 N. WOOD DALE ROAD
                             WOOD DALE, ILLINOIS  60191
                      (Name and address of agent for service)

                                   (630) 227-2000
           (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

    TITLE OF           AMOUNT         PROPOSED        PROPOSED        AMOUNT OF
 SECURITIES TO         TO BE          MAXIMUM          MAXIMUM      REGISTRATION
  BE REGISTERED      REGISTERED    OFFERING PRICE     AGGREGATE          FEE
                                      PER UNIT     OFFERING PRICE
                                         (a)             (a)
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
Common Stock,      552,208 shares      $19.97        $11,026,904      $3,065.48
 $1.00 par value

Common Stock       368,157 shares        (b)             (b)             (b)
 Purchase Rights

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(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and .6667 related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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

                                 GENERAL INSTRUCTIONS
                                 --------------------

                       E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

                                       PART II
                                       -------

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                  POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David
P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wood Dale, Illinois, on January 11, 1999.

                                        AAR CORP.

                                        By: /s/ David P. Storch
                                            ---------------------------------
                                            David P. Storch
                                            President and
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE                                                     TITLE                          DATE
---------                                                     -----                          ----
/s/ Ira A. Eichner                          Chairman of the Board; Director            January 11, 1999
-------------------------------------
Ira A. Eichner

/s/ David P. Storch                         President and Chief Executive Officer;     January 11, 1999
-------------------------------------       Director
David P. Storch                             (Principal Executive Officer)

/s/ Timothy J. Romenesko                    Vice President, Chief Financial Officer    January 11, 1999
-------------------------------------       (Principal Financial and Accounting
Timothy J. Romenesko                        Officer)

/s/ A. Robert Abboud                        Director                                   January 11, 1999
-------------------------------------
A. Robert Abboud

/s/ Howard B. Bernick                       Director                                   January 11, 1999
-------------------------------------
Howard B. Bernick

/s/ Edgar D. Jannotta                       Director                                   January 11, 1999
-------------------------------------
Edgar D. Jannotta

/s/ Robert D. Judson                        Director                                   January 11, 1999
-------------------------------------
Robert D. Judson

                                            Director                                   January 11, 1999
-------------------------------------
Erwin E. Schulze

/s/ Joel D. Spungin                         Director                                   January 11, 1999
-------------------------------------
Joel D. Spungin

/s/ Lee B. Stern                            Director                                   January 11, 1999
-------------------------------------
Lee B. Stern

/s/ Richard D. Tabery                       Director                                   January 11, 1999
-------------------------------------
Richard D. Tabery

                                    EXHIBIT INDEX
                                    -------------

            Item                                    Exhibits
            ----                                    --------
4.  Instruments defining     4.1   Instruments defining the rights of
    the rights of security         security holders are hereby incorporated
    holders                        by reference as Exhibits to the
                                   Registrant's Annual Report on Form 10-K
                                   for the fiscal year ended May 31, 1998.

5.  Opinion re legality      5.1   Opinion of Mr. Howard A. Pulsifer,
                                   Vice President, General Counsel and
                                   Secretary (filed herewith, Page 7).

23. Consents                 23.1  Consent of KPMG LLP (filed herewith,
                                   Page 8).

                             23.2  Consent of Mr. Howard A. Pulsifer, Vice
                                   President, General Counsel and Secretary
                                   (contained in opinion referred to in
                                   Exhibit 5)

24. Power of Attorney        The Power of Attorney immediately precedes the
                             signature page hereof (filed herewith, Page 4).